Exhibit 5.1

FIKSO KRETSCHMER 901 Fifth Avenue • Suite 4000 • Seattle WA 98164 206-448-1818 Main 206-448-3444 Fax

April 24, 2026

Cintas Corporation
c/o Cintas Corporation No. 2
6800 Cintas Boulevard
P.O. Box 625737
Cincinnati, Ohio 45262-5737

Re: Form S-4 Registration Statement

Greetings:

We have acted as special Washington counsel to Cintas Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-4 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 14,261,683 shares of the Company’s common stock, no par value (the “Shares”), to be issued pursuant to the Agreement and Plan of Merger, dated as of March 10, 2026 (as amended from time to time, the “Merger Agreement”), by and among the Company, Bruin Merger Sub I, Inc., a Delaware corporation, Bruin Merger Sub II, LLC, a Delaware limited liability company, and UniFirst Corporation, a Massachusetts corporation.

In our capacity as special Washington counsel to the Company, we have examined originals of, or copies of certified, or are otherwise familiar with (1) the Company’s Restated Articles of Incorporation, as amended from time to time; (2) the Company’s Bylaws, as amended from time to time; (3) the Registration Statement; (4) the Merger Agreement; (5) any corporate resolutions pertaining to the matters herein; and (6) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have relied, with your consent, on customary assumptions as well as certain assumptions peculiar to Washington law, including the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to matters of fact material to the opinion expressed herein, we have relied on information available in public record databases (and all opinions based on such publicly available information are as of the date of such publicly available information and not as of the date of this opinion letter).  With your consent, we have not undertaken any independent factual investigation other than the review of the documents described or listed.

In furnishing this opinion, we have further assumed that (i) the Registration Statement will be effective at the time of the issuance of the Shares, (ii) the Company’s board and  stockholders will have approved the issuance of the Shares pursuant to the terms of the Merger Agreement and as contemplated by the Registration Statement, and (iii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

Based on the foregoing and subject to the qualifications and exclusions stated below, we are of the opinion that the Shares, when issued by the Company in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is subject to the following exclusions and qualifications:

(a)  The opinion expressed herein is subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

(b)  We are expressing no opinion as to the validity or enforceability of any document.

(c)  We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

For purposes of expressing the opinion herein, we have examined the laws of Washington, and our opinion is limited to such laws.  We have not reviewed, nor is our opinion in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinion set forth herein.

The opinion expressed herein (A) is limited to matters expressly stated herein, and no other opinions may be implied or inferred and (B) is as of the date hereof (except as otherwise noted above).  We disclaim any undertaking or obligation to update the opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules and regulations of the Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations promulgated under the Act.  No expansion of our opinion may be made by implication or otherwise.  We express no opinion other than the opinion set forth herein.

Very truly yours,

/s/ Fikso Kretschmer PS
Fikso Kretschmer PS

Pursuant to U.S. Treasury Circular 230, this communication is not intended or written by Fikso Kretschmer PS to be used, and it may not be used by you or any other person or entity, for the purpose of (i) avoiding any penalties that may be imposed on you or any other person or entity under the United States Internal Revenue Code, or (ii) promoting, marketing, or recommending to another party any transaction or matter that is addressed herein